EXHIBIT 4.1 – STOCK CERTIFICATE

COMMON STOCK	COMMON STOCK

INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE

BENE IO, INC.

CUSIP 08170P 10 1

See Reverse for certain Definitions

This is to certify that	SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK $0.001 PAR VALUE OF

BENE IO, INC.

(hereinafter called the “Corporation”) transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and By-Laws of the Corporation and the amendments from time to time made hereto, copies of which are or will be on file at the principal office of the Corporation, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

___________________________________	SEAL	_________________________________
SECRETARY	PRESIDENT

Countersigned and Registered:

MANHATTAN TRANSFER REGISTRAR CO.

(MILLER PLACE, NY)